Exhibit 10.20

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Double asterisks denote omissions.

GRANT AGREEMENT

Investment ID OPP1170296

AGREEMENT SUMMARY & SIGNATURE PAGE

GRANTEE INFORMATION
Name:	Arsanis, Inc
Tax Status:	Not exempt from federal income tax under U.S. IRC § 501(c)(3) You confirm that the above information is correct and agree to notify the Foundation immediately of any change.
Expenditure Responsibility:	This Agreement is subject to “expenditure responsibility” requirements under the U.S. Internal Revenue Code.
Mailing Address:	890 Winter Street Suite 230 Waltham, MA 02451-1472 United States
Primary Contact:	[**]

FOUNDATION INFORMATION
Mailing Address:	P. O. Box 23350, Seattle, WA 98102, U.S.A.
Primary Contact:	[**]

AGREEMENT INFORMATION
Title:	Respiratory Syncytial Virus (RSV) Program Proposal
“Charitable Purpose”:	To fund pre-clinical development of monoclonal antibodies (mAbs) for the prevention of respiratory syncytial virus (RSV) infection in newborns
“Start Date”:	Date of last signature
“End Date”:	August 31, 2019
This Agreement includes and incorporates by this reference:

This Agreement Summary & Signature Page and:

•    Grant Amount and Reporting & Payment Schedule (Attachment A)

•    Terms and Conditions (Attachment B)

•    List of Developing Countries (Attachment C)

•    Project Information (Submitted January 13, 2017)

•    Project Plan (date submitted February 8, 2017)

•    Budget (date submitted February 3, 2017)

THIS AGREEMENT is between Arsanis, Inc (“You” or “Grantee”) and the Bill & Melinda Gates Foundation (“Foundation”), and is effective as of the date of last signature. Each party to this Agreement may be referred to individualy as a “Party” and together as the “Parties.” As a condition of this grant, the Parties enter into this Agreement by having their authorized representatives sign below.

BILL & MELINDA GATES FOUNDATION		ARSANIS, INC

	/s/ Trevor Mundel		/s/ Mike Gray
By:	Trevor Mundel	By:	Mike Gray
Title:	President of Global Health	Title:	Chief Financial and Chief Business Officer
Date	February 10, 2017	Date	February 20, 2017

GRANT AGREEMENT

Investment ID OPP1170296

ATTACHMENT A

GRANT AMOUNT AND REPORTING & PAYMENT SCHEDULE

GRANT AMOUNT

The Foundation will pay You up to the total grant amount specified in the Reporting & Payment Schedule below. The Foundation’s Primary Contact must approve in writing any Budget cost category change of more than [**]%.

REPORTING & PAYMENT SCHEDULE

For the avoidance of doubt, the Foundation will make the first payment in full subject to the applicable milestone and compliance with this Agreement, but the subsequent payment is an “up to” amount and may be reduced in the Foundation’s discretion based on its assessment of Your completion of, or progress against, targets and milestones.

REPORTING

You will submit reports according to the Reporting & Payment Schedule using the Foundation’s templates or forms, which the Foundation will make available to You and which may be modified from time to time. For a progress or final report to be considered satisfactory, it must demonstrate meaningful progress against the targets or milestones for that investment period. If meaningful progress has not been made, the report should explain why not and what adjustments You are making to get back on track. Please notify the Foundation’s Primary Contact if You need to add or modify any targets or milestones. The Foundation must approve any such changes in writing. You agree to submit other reports the Foundation may reasonably request.

REPORTING & PAYMENT SCHEDULE
Investment Period	Milestone or Reporting Deliverable	Due By	Payment Date	Payment Amount (U.S.$)
	Countersigned Grant Agreement	March 1, 2017
	Confirmation of execution of Option Agreement enabling access to IP for the Project and consistent with Global Access and this Agreement	Within [**] days after Countersigned Grant Agreement	Within [**] days after receipt Confirmation of Option Agreement	$[**]
Start date to End Date	Quarterly Financial & Progress Updates	Quarterly

	Global Access Strategy satisfactory to the Foundation	[**]	[**]	Up to $[**]
Updated Financial Statements
Product Development Summary and Status Candidate Target Product Profile Revised Budget, including Sub-award Budget
[**]
[**]	[**]	[**]
	[**]	[**]	[**]	[**]
[**]	[**]	[**]
	[**]	[**]
Start Date through End Date	Final Report	Within [**] days of End Date
Total Grant Amount				Up to $9,330,878

GO/NO-GO MILESTONE(S)

You will provide the results of the “go/no-go” milestone(s) identified in the Reporting & Payment Schedule by the applicable due date. During the course of the project The Foundation will then determine, in its sole discretion, whether to provide continued funding under this Agreement. If the Foundation determines that it will not continue funding, the Foundation will terminate this Agreement in accordance with its terms.

GRANT AGREEMENT

Investment ID OPP1170296

ATTACHMENT B

TERMS & CONDITIONS

This Agreement is subject to the following terms and conditions.

PROJECT SUPPORT

PROJECT DESCRIPTION AND CHARITABLE PURPOSE

The Foundation is awarding You this grant to carry out the project described in the Project Plan and Project Information Sheet (collectively, “Project”) in order to further the Charitable Purpose.

MANAGEMENT OF FUNDS

USE OF FUNDS

You may not use funds provided under this Agreement (“‘Grant Funds”) for any purpose other than the Project. You may not use Grant Funds to reimburse any expenses You incurred prior to the Start Date.

INVESTMENT OF FUNDS

You must invest Grant Funds in highly liquid investments with the primary objective of preservation of principal (e.g., interest-bearing bank accounts or a registered money market mutual fund) so that the Grant Funds are available for the Project. Together with any progress or final reports required under this Agreement, You must report the amount of any currency conversion gains (or losses) and the amount of any interest, or other income generated by the Grant Funds (collectively, “Income”). Any Income must be used for the Project.

GLOBAL ACCESS

GLOBAL ACCESS COMMITMENT

You will conduct and manage the Project and the Funded Developments in a manner that ensures Global Access. Your Global Access commitments will survive the term of this Agreement. “Funded Developments” means the products, services, processes, technologies, materials, software, data, other innovations, and intellectual property resulting from the Project (including modifications, improvements, and further developments to Background Technology). “Background Technology’ means any and all products, services, processes, technologies, materials, software, data, or other innovations, and intellectual property created by You or a third party prior to or outside of the Project used as part of the Project. “Global Access” means: (a) the knowledge and information gained from the Project will be promptly and broadly disseminated; and (b) the Funded

Developments will be made available and accessible at an affordable price (i) to people most in need within developing countries, or (ii) in support of the U.S. educational system and public libraries, as applicable to the Project.

GLOBAL ACCESS MILESTONES

To further define Your Global Access commitments, You are required to complete a Global Access Strategy and any other Global Access activities and documentation listed in the Reporting & Payment Schedule. The Global Access Strategy should address the following concepts with respect to all Funded Developments: (a) identification of Background Technology at the outset and during the Project and specific strategies to ensure access to such Background Technology; (b) agreements and/or procedures for transfers of materials and data among Project Collaborators or third parties relevant to the Project; (c) reporting processes for the creation of Funded Developments to both the Project management team and to the Foundation as well as the publishing and dissemination of the knowledge and information gained from the Project; (d) strategies to secure, manage and allocate intellectual property rights associated with the Funded Developments or Background Technology in a way that ensures Global Access while providing incentives for future potential private sector participation; and (e) anticipated development, commercialization and sustainability strategies during and after the Project to ensure that Global Access can be met.

You may not materially change the plans and strategies contained in any Global Access documents after they have been approved by the Foundation without the Foundation’s prior written approval. You will provide the Foundation with updates to the Global Access Strategy during each year of the Project describing any new or modified approaches with respect to Funded Developments and Background Technology, and related agreements, taking into account any new product, technology, and commercialization developments and/or market information. “Global Access Strategy” means a written document, subject to the Foundation’s approval, describing how You intend to achieve Global Access given the particular circumstances of the Project. “Project Collaborators” means all current and future subgrantees, subcontractors, partners, agents, affiliates, or other parties who provides any input to the Project.

LICENSE TO THE FOUNDATION

For the purpose of achieving Global Access, You grant the Foundation a nonexclusive, perpetual, worldwide, royalty-free, fully paid up, sublicensable license to: make, use, sell, offer to sell, import, distribute, copy, modify, create derivative works, publicly perform and display the Funded Developments and any Background Technology incorporated into a Funded Development or required to use a Funded Development for the benefit of people in Developing Countries. In the event You demonstrate to the satisfaction of the Foundation that Global Access can best be achieved without such a license (or a license of different scope), such as by the provision of a Global Access Strategy satisfactory to the Foundation, the Foundation and You will make good faith efforts to modify or terminate this license, as appropriate. As used herein, Developing Countries shall mean any GAVI-eligible countries as described in Attachment C and any GAVI graduating countries (see http://www.gavi.org/country/).

PUBLICATION

For the purpose of achieving Global Access, You will seek prompt publication of any Funded Developments consisting of data and results in a peer-reviewed journal, treatise, or trade publication, as applicable. Publication may be delayed for a reasonable period for the sole purpose of seeking patent protection, provided the patent application is drafted, filed, and managed in a manner that best furthers the Charitable Purpose. You will also use good faith efforts to ensure that Your subgrantees, and subcontractors, agents, and affiliates, as applicable, likewise seek prompt publication of any Funded Developments consisting of data and results.

PUBLICATION IN PEER-REVIEWED JOURNALS

If You seek publication of Funded Developments in a peer-reviewed journal, such publication shall be under “open access” terms and conditions consistent with the Foundation’s Open Access Policy available at: www.gatesfoundation.org/How-We-Work/General-Information/Open-Access-Policy, which may be modified from time to time.

INTELLECTUAL PROPERTY REPORTING

During the term of this Agreement and for [**] years after, You will submit upon request annual intellectual property reports related to the Funded Developments, Background Technology, and any related agreements using the Foundation’s templates or forms, which the Foundation may modify from time to time.

SUBGRANTS AND SUBCONTRACTS

SUBGRANTS AND SUBCONTRACTS

You have the exclusive right to select subgrantees and subcontractors to assist with the Project.

RESPONSIBILITY FOR OTHERS

You are responsible for (a) all acts and omissions of any of Your trustees, directors, officers, employees, subgrantees, subcontractors, contingent workers, agents, and affiliates assisting with the Project, and (b) ensuring their compliance with the terms of this Agreement.

PROHIBITED ACTIVITIES

ANTI-TERRORISM

You will not use funds provided under this Agreement, directly or indirectly, in support of activities (a) prohibited by U.S. laws related to combatting terrorism; (b) with persons on the List of Specially Designated Nationals (www.treasury.gov/sdn) or entities owned or controlled by such persons; or (c) in or with countries or territories against which the U.S. maintains comprehensive sanctions (currently, Cuba, Iran, (North) Sudan, Syria, North Korea, and the Crimea Region of Ukraine), including paying or reimbursing the expenses of persons from such countries or territories, unless such activities are fully authorized by the U.S. government under applicable law and specifically approved by the Foundation in its sole discretion.

ANTI-CORRUPTION; ANTI-BRIBERY

You will not offer or provide money, gifts, or any other things of value directly or indirectly to anyone in order to improperly influence any act or decision relating to the Foundation or the Project, including by assisting any party to secure an improper advantage. Training and information on compliance with these requirements are available at www.learnfoundationlaw.org.

POLITICAL ACTIVITY AND ADVOCACY

You may not use Grant Funds to influence the outcome of any election for public office or to carry on any voter registration drive. You acknowledge that the Foundation has not earmarked Grant Funds to support lobbying activity or to otherwise support attempts to influence local, state, federal, or foreign legislation. Your strategies and activities, and any materials produced with Grant Funds, must comply with applicable local, state, federal, or foreign lobbying law. You agree to comply with all lobbying, gift, and ethics rules applicable to the Project.

PUBLICITY

PUBLICITY BY THE FOUNDATION

The Foundation may include information about the award of this grant, including Your name, in its periodic public reports and may make such information available on its website and as part of press releases, public reports, speeches, newsletters, tax returns, and other public disclosures.

PUBLICITY BY YOU

You must obtain the Foundation’s prior written approval before: (a) issuing a press release or other public announcement regarding this grant; and (b) any other public use of the Foundation’s name or logo. Please email Your request to: grantee.comms@.gatesfoundation.org two weeks in advance to provide the Foundation an opportunity to review and comment. Detailed guidelines are available at: www.gatesfoundation.org/grantseeker/documents/guidelines communications for grantees.doc.

PUBLICITY BY OTHERS

You and Your subgrantees, subcontractors, contingent workers, agents, or affiliates may not state or otherwise imply to third parties that the Foundation directly funds or otherwise endorses their activities.

OTHER

COMPLIANCE WITH LAWS

In carrying out the Project, You will comply with all applicable laws, regulations, and rules and will not infringe, misappropriate, or violate the intellectual property, privacy, or publicity rights of any third party.

COMPLIANCE WITH REQUIREMENTS

You will conduct, control, manage, and monitor the Project in compliance with all applicable ethical, legal, regulatory, and safety requirements, including applicable international, national, local, and institutional standards (“Requirements”). You will obtain and maintain all necessary approvals, consents, and reviews before conducting the applicable activity. As a part of Your annual progress report to the Foundation, you must report whether the Project activities were conducted in compliance with all Requirements.

If the Project involves:

a. any protected information (including personally identifiable, protected health, or third-party confidential), You will not disclose this information to the Foundation without obtaining the Foundation’s prior written approval and all necessary consents to disclose such information;

b. children or vulnerable subjects, You will obtain any necessary consents and approvals unique to these subjects; and/or

c. any trial involving human subjects, You will adhere to current Good Clinical Practice as defined by the International Council on Harmonisation (ICH) E-6 Standards (or local regulations if more stringent) and will obtain applicable trial insurance.

Any activities by the Foundation in reviewing documents and providing input or funding does not modify Your responsibility for determining and complying with all Requirements for the Project.

RELIANCE

You acknowledge that the Foundation is relying on the information You provide in reports and during the course of any due diligence conducted prior to the Start Date and during the term of this Agreement. You represent that the Foundation may continue to rely on this information and on any additional information You provide regarding activities, progress, and Funded Developments.

INDEMNIFICATION

If the Project involves clinical trials, trials involving human subjects, post-approval studies, field trials involving genetically modified organisms, experimental medicine, or the provision of medical/health services (“Indemnified Activities”), You will indemnify, defend, and hold harmless the Foundation and its trustees, employees, and agents (“Indemnified Parties”) from and against any and all demands, claims, actions, suits, losses, damages (including property damage, bodily injury, and wrongful death), arbitration and legal proceedings, judgments, settlements, or costs or expenses (including reasonable attorneys’ fees and expenses) (collectively, “Claims”) arising out of or relating to the acts or omissions, actual or alleged, of You or Your employees, subgrantees, subcontractors, contingent workers, agents, and affiliates with respect to the Indemnified Activities. You agree that any activities by the Foundation in connection with the Project, such as its review or proposal of suggested modifications to the Project, will not modify or waive the Foundation’s rights under this paragraph. An Indemnified Party may, at its own expense, employ separate counsel to monitor and participate in the defense of any Claim. Your indemnification obligations are limited to the extent permitted or precluded under applicable federal, state or local laws, including federal or state tort claims acts, the Federal Anti-Deficiency Act, state governmental immunity acts, or state constitutions. Nothing in this Agreement will constitute an express or implied waiver of Your governmental and sovereign immunities, if any.

INSURANCE

You will maintain insurance coverage sufficient to cover the activities, risks, and potential omissions of the Project in accordance with generally-accepted industry standards and as required by law. You will ensure Your subgrantees and subcontractors maintain insurance coverage consistent with this section.

TERM AND TERMINATION

TERM

This Agreement commences on the Start Date and continues until the End Date, unless terminated earlier as provided in this Agreement.

TERMINATION

The Foundation may modify, suspend, or discontinue any payment of Grant Funds or terminate this Agreement if: (a) the Foundation is not reasonably satisfied with Your progress on the Project; (b) there are significant changes to Your leadership or other factors that the Foundation reasonably believes may threaten the Project’s success; (c) there is a change in Your control; (d) there is a change in Your tax status; or (e) the Project is no longer aligned with the programmatic strategy; (f) You fail to comply with this Agreement.

RETURN OF FUNDS

Any Grant Funds that have not been used for, or committed to, the Project upon expiration or termination of this Agreement must be returned promptly to the Foundation, applied to another Foundation-funded project (current or under consideration), or applied to another mutually-agreed upon charitable project, as directed in writing by the Foundation. Any Income that has not been used for, or committed to, the Project must be either applied to another Foundation-funded project (current or under consideration) or applied to another mutually-agreed upon charitable project, as directed in writing by the Foundation.

RECORD KEEPING

You will maintain adequate accounting records related to the Project. You will make such records available to enable the Foundation to monitor and evaluate how Grant Funds have been used.

SURVIVAL

A Party’s obligations under this Agreement will be continuous and survive expiration or termination of this Agreement as expressly provided in this Agreement or otherwise required by law or intended by their nature.

GENERAL

ENTIRE AGREEMENT AND AMENDMENTS

This Agreement contains the entire agreement of the Parties and supersedes all prior and contemporaneous agreements concerning its subject matter. Except as specifically permitted in this Agreement, no modification, amendment, or waiver of any provision of this Agreement will be effective unless in writing and signed by authorized representatives of both Parties.

NOTICES AND APPROVALS

Written notices, requests, and approvals under this Agreement must be delivered by mail or email to the other Party’s primary contact specified on the Agreement Summary & Signature Page, or as otherwise directed by the other Party.

SEVERABILITY

Each provision of this Agreement must be interpreted in a way that is enforceable under applicable law. If any provision is held unenforceable, the rest of the Agreement will remain in effect.

ASSIGNMENT

You may not assign, or transfer by operation of law or court order, any of Your rights or obligations under this Agreement without the Foundation’s prior written approval. This Agreement will bind and benefit any permitted successors and assigns.

COUNTERPARTS AND ELECTRONIC SIGNATURES

Except as may be prohibited by applicable law or regulation, this Agreement and any amendment may be signed in counterparts, by facsimile, PDF, or other electronic means, each of which will be deemed an original and all of which when taken together will constitute one agreement. Facsimile and electronic signatures will be binding for all purposes.

GRANT AGREEMENT

Investment ID OPP1170296

ATTACHMENT C

DEVELOPING COUNTRIES

Afghanistan	Ghana	Nicaragua
Angola	Guinea	Niger
Armenia	Guinea Bissau	Nigeria
Azerbaijan	Guyana	Pakistan
Bangladesh	Haiti	Papua New Guinea
Benin	Honduras	Rwanda
Bhutan	India	Sao Tome e Principe
Bolivia	Indonesia	Senegal
Burkina Faso	Kenya	Sierra Leone
Burundi	Kiribati	Solomon Islands
Cambodia	Korea DPR	Somalia
Cameroon	Kyrgyz Republic	Sri Lanka
Central African Republic	Lao PDR	Republic of Sudan
Chad	Lesotho	South Sudan
Comoros	Liberia	Tajikistan
Congo Republic	Madagascar	Tanzania
Cote d’Ivoire	Malawi	Timor Leste
Cuba	Mali	Togo
Democratic Republic of	Mauritania	Uganda
Congo	Moldova	Ukraine
Djibouti	Mongolia	Uzbekistan
Eritrea	Mozambique	Viet Nam
Ethiopia	Myanmar	Yemen
Gambia	Nepal	Zambia
Georgia		Zimbabwe

Certain countries in this Attachment C may be subject to U.S. comprehensive embargo restrictions at present or in the future. The Parties acknowledge that such restrictions could preclude one or both Parties’ ability to include such countries in any efforts under this GACA.

Innovative Technology Solutions

The Innovative Technology Solutions (ITS) team has a unique process and approach to making and managing investments. Please note that other foundation investments in which you may also be involved will not use the same process and approach.

PROJECT INFORMATION - GRANTS

The purpose of this document is for you to provide organizational and project details to support your proposal to the foundation.

Foundation Information
Opportunity ID	OPP1170296
Program Officer	[**]	Program Coordinator	[**]

General Information
Investment Title	RSV Pre-Clinical Program
Short Description	Discovery, lead selection, pre-clinical development, and IND-enabling toxicology studies for monoclonal antibodies (mAbs) targeting respiratory syncytial virus (RSV). Goal is to achieve a product profile that supports Global Access objectives (e.g. low-cost, single dose prophylaxis).
Organization	Arsanis, Inc.
Investment Duration (months)	30
Requested Amount (U.S.$)	$8.8 Million	Total Project Cost (U.S. $)	$9.4 Million
Organization Legal Name[1]	Arsanis, Inc.
Mailing Address
Street Address 1	890 Winter Street	Primary Contact Name	[**]
Street Address 2	Suite 230	Primary Contact Title	[**]
Street Address 3		Primary Contact Email	[**]
City	Waltham	Primary Contact Phone	[**]
State / Province	MA
Zip / Postal Code	02451-1472	Authorized Signer Name	Mike Gray
Country	US	Authorized Signer Title	CFO and CBO
Website (if applicable)	www.arsanis.com	Authorized Signer Email	mike.gray@arsanis.com
[1] Legal Name will be used in the agreement and should match the name on the bank account that receives the grant funds (assuming fully executed agreement).
Tax Status (if known and applicable) Refer to Tax Status Definitions	Non-Exempt Organization – C Corporation	Organization’s Total Revenue for Most Recent Audited Financial Year (U.S.$)	No sales revenue
U.S. Employer Identification Number (EIN) (if applicable)	27-3181608

Charitable Purpose & Public Description

Describe the charitable purpose of the project. This statement will be used to inform the public description of this project. Please limit to one sentence, begin with “to” and do not include a period at the end. Example: “This grant will be used [to fund new schools and assist other organizations in the design of new schools]”

This grant will be used to fund pre-clinical development of monoclonal antibodies (mAbs) for the prevention of respiratory syncytial virus (RSV) infection in newborns, which is responsible for over 30 million cases of acute lower respiratory infection and 200,000 deaths per year in the developing world.

Conduct & Control of the Project

In answering the questions in this section, please consider all Project activities, such as those involving: confidential or protected information (including personally identifiable information or protected health information); the inclusion of children or vulnerable populations; research involving human subjects; clinical trials; post-approval studies; field trials; experimental medicine; provision of medical services (diagnostic, prophylactic or treatment); product development; use of genetically modified organisms, human tissue, animals, radioactive isotopes, pathogenic organisms, recombinant nucleic acids, select agents or toxins (www.selectagents.gov), dual-use technology (http://export.gov/regulation/eg_main_018229.asp), or any substance, organism, or material that is toxic or hazardous; use of aircraft, unmanned vehicle systems, drones or satellites; and the import, export, transfer, approvals, consents, records, data, specimens, images, and materials related to any of the forgoing.

1.	Please confirm that your organization:

a)	will maintain the expertise necessary to conduct, control, manage, and monitor all aspects of the Project in compliance with all applicable ethical, legal, regulatory, and safety requirements, including applicable international, national, local, and institutional standards and policies and is responsible for determining and complying with these requirements and standards;

b)	will not disclose any confidential or protected information to the Foundation without obtaining prior written approval from the foundation and all necessary consents to disclose such information;

c)	acknowledges that any activities by the Foundation in reviewing documents, providing input or funding does not modify your organization’s responsibility for determining and complying with all applicable ethical, legal, regulatory, and safety requirements for the Project in all places;

d)	will maintain insurance coverage sufficient to cover the activities, risks, and potential omissions of the Project in accordance with generally-accepted standards and as required by law (for instance, general, professional, clinical trial, product liability, medical malpractice, workers’ compensation, or otherwise);

e)	will not transfer any biological materials, chemicals, reagents, hazardous materials or the like to the Foundation. Confirmed X

Not confirmed            (please explain)

2.	Does the Project involve any of the following: clinical trial, other trial involving human subjects, post-approval study, experimental medicine, genetically modified organism, or the provision of medical/health services?

No	X

Yes (If	yes, please list all approvals and consents required for each site and describe the timeframe in which your organization will acquire the necessary approvals and consents.)

3.	Please identify the name of the entity that will be the sponsor/responsible party of any clinical trials, studies involving human subjects, experimental medicine studies, post-approval studies, products, or regulatory filings contemplated by the Project. Note that the Foundation will not serve as the sponsor/responsible party nor accept delegation of any of these responsibilities. If the Project will not involve such activities, please indicate not applicable or N/A below.

Arsanis,	Inc.

Global Access & Open Access

In order to establish that the projects we fund are charitable and will have a positive impact on the intended beneficiaries of our work, the foundation requires the projects it funds be conducted and managed in a manner that ensures Global Access and Open Access.

“Global Access” is a foundation policy requiring that: (a) the knowledge and information gained from the project will be promptly and broadly disseminated; and (b) the Funded Developments will be made available and accessible at an affordable price (i) to people most in need within developing countries, or (ii) in support of the U.S. educational system and public libraries, as applicable to the project.

“Funded Developments” means the products, services, processes, technologies, materials, software, data, other innovations, and intellectual property resulting from the project, including modifications, improvements, and further developments to Background Technology.

“Background Technology” means any and all products, services, processes, technologies, materials, software, data, or other innovations, and intellectual property created by You or a third party prior to or outside of the project used as part of the project.

Additional information about Global Access (including examples and case studies) can be found at http://globalaccess.gatesfoundation.org/.

“Open Access”is a foundation policy that sets the requirements, terms and conditions for publication of Funded Developments in a peer-reviewed journal. Additional Information on the foundation’s Open Access Policy for peer-reviewed publications and underlying data can be found at www.gatesfoundation.org/How-We-Work/General-Information/Open-Access-Policy. Note: the foundation will pay directly for reasonable fees to effect publication on “open access” terms; such fees should not be included in the project budget (See the Open Access Policy FAQs for further detail).

a)	Knowledge and Information

Describe	how the knowledge and information gained from the project will be promptly and broadly disseminated (including how you will comply with the foundation’s Open Access Policy, discussed above).

Arsanis will promptly and broadly disseminate the output of Funded Developments in compliance with the Open Access Policy and Arsanis internal policies. Our primary approaches are publication in peer-reviewed journals and presentations (e.g. abstracts, oral sessions) at scientific congresses. In some circumstances, timing of disclosures may be gated by the need to provide for relevant intellectual property protections prior to such disclosures.

b)	Funded Developments (Indicate “not applicable,” as appropriate)
i.	Describe any Funded Developments that may ultimately result from the project, including any Background Technology that will be used or incorporated in the proposed project. If applicable, briefly explain how the Funded Developments will be made available and accessible at an affordable price to the intended beneficiaries. The use of commonly-available, off-the-shelf products (such as Microsoft Excel, Adobe, etc.) need not be disclosed.

Funded Developments that may ultimately result from the project include:

•	Monoclonal antibody (mAb) drug candidates targeting RSV infection.

•	Pre-clinical data and regulatory filings that support the initiation of human studies of these mAbs.

•	Manufacturing know-how for the production of GMP mAb drug product.

•	Intellectual property (including patents and know-how) covering the mAbs.

Background technology that may be incorporated in the project includes:

•	Arsanis know-how related to the discovery and optimization of mAbs.

•	RSV mAb sequences (patents and know-how) that may be in-licensed by Arsanis from Adimab, LLC upon exercise of the Adimab license described below.

•	Technologies (patents and know-how) related to the optimization of RSV mAbs in-licensed by Arsanis from third parties.

•	Technologies (patents and know-how) related to the manufacture of RSV mAbs in-licensed by Arsanis from third parties.

ii.	Please confirm that you will make the Funded Developments – including any Background Technology incorporated into or required to use the Funded Developments – available to achieve the proposed project’s goals and Global Access. If you foresee any obstacles to achieving Global Access (e.g., third party rights, broad access, time frame, affordability) please briefly summarize the obstacles and the specific steps that you will take to address them.

Arsanis will make the Funded Developments available to achieve the project’s goals and Global Access as agreed upon with BMGF.

Potential obstacles include:

[**]

c)	If one or more of the following applies, please click the following link to complete an Intellectual Property (IP) Report:

•	Creation of Funded Developments will likely involve new IP rights (Note: copyrights in works intended to be published in accordance with the Open Access Policy need not be disclosed);

•	Use of Background Technology requires access to existing IP rights; or

•	For-Profit entities are engaged in the project.

Note: For login purposes, please use the email address to which this Proposal Narrative was sent. To delegate permissions to another member of your project team, or for any questions regarding the IP Report, please contact GlobalAccess@gatesfoundation.org.

Privacy and Non-Confidentiality Notice

The foundation is required by the IRS to publish a list of its grants. We may also provide a general description of our grants and contracts on our web sites, in press releases, and in other marketing materials. Subject to the foundation’s Privacy Policy, the foundation may also share information you provide to us (either orally or in writing) with third parties, including external reviewers, key partners and co-founders. This document is subject to the foundation’s Terms of Use.

RSV Pre-Clinical Program Proposal

Prepared by: Arsanis, Inc.

Updated February 8, 2017

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.

A total of 22 pages were omitted. [**]

ARSANIS NON-CONFIDENTIAL REDACTED DRAFT

START HERE

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Review the summary tables from the Budget Detail sheet and add further information (where applicable). This sheet is also used to enter actuals expenditures and projections as part of reporting.

Payment & Reporting Schedule
This sheet is used by the grantee to review an auto-generated preliminary payment schedule and by BMGF to make any changes before incorporating it into the grant agreement.

Important information for working with the template

Legend for cell formatting

Input **cells are colored** according to the following scheme. At the time of budgeting, populate only light yellow cells.

Enter information into light yellow cells
Enter actual expenditures into green cells
Blue cells will be populated by BMGF

Hints for specific data entry fields

For some fields, a **red triangle in the upper right corner** indicates that a hint is available when hovering the mouse over the cell.

Sub-award Type
Enter 'grant' or 'contract'

Error checking

For some cells, an automatic error check will show its **value in red** if it appears to be populated incorrectly or if the calculation yields a result that is inconsistent with another value.

Incorrect entry
01-Jan-15

Inconsistent result
$ 124,237

Cash vs. Projected Actuals (Accruals)

All **actual** amounts reported should be based on ***cash spent***, not PROJECTED (or ACCRUED) for the remainder of the period.

Copying data into the template

Use ***Paste Values*** whenever transferring data from an external source into the template. If not, the template can become corrupted

File
Paste
Clipboard
Paste
Paste Values
Other Paste Options
Paste Special...

OR

Paste Options:
Paste Special...

Excel 1.xlsx

Page 1 of 18

START HERE

In addition to the three sheets described above, there are ***several additional sheets*** *included in the template, some of them optional and/or hidden. Grantees* ***do not need to use*** *these additional sheets, but for transparency, you will find an overview below.*

If you would like to include additional information (or are asked for it by BMGF) in this file, it is ***OK to add extra sheets*** *for this purpose. However, please* ***do not make any changes to the structure, formatting or formulas of the existing sheets.***

BMGF Work Sheets

These three sheets are primarily used by BMGF to analyze and manage the grant. Grantees can provide input in the Payment & Reporting Schedule sheet. You may use them yourself, but please do not enter or alter any data or formulas

Payment & Reporting Schedule

This sheet is used by the grantee to review an auto-generated preliminary payment schedule and by BMGF to make any changes before incorporating it into the grant agreement.

Analytics

Contains two analytic features: a set of Basic Charts and a Comparison Tool

Budget Pivot
(typically hidden)

Excel Pivot table that can be used to analyze the data in the Budget Detail sheet.

Historic or Background Information

These sheets are used by BMGF to preserve historic information throughout the grant or for administrative purposes. Please do not make any changes to these sheets.

[Historic Budget Details]
0, 1 or more sheets (typically hidden)

If a grant budget revision takes place, the previous version of the Budget Detail sheet can be preserved as a separate sheet for reference.

Historic Budget Summaries
(typically hidden)

If grant budget revisions take place, this sheet can be used to preserve previous versions of the Budget Summary for reference.

Config
(typically hidden)

Used for administrative purposes to populate dropdown lists etc. throughout the template.

Excel 1.xlsx

Page 2 of 18

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. A total of 32 pages were omitted. [**]

AMENDMENT 1 to GRANT AGREEMENT Investment ID OPP1170296

AMENDMENT SUMMARY & SIGNATURE PAGE

AMENDMENT INFORMATION

Agreement to be Amended:	Grant agreement between the Bill & Melinda Gates Foundation and Arsanis Inc, effective February 20, 2017, and bearing Investment ID OPP1170296

Amendment Purpose:	No-cost Extension and Revised Payment & Reporting Schedule

Amendment Date:	Date of this email

New End Date:	October 31, 2019

This Amendment includes and incorporates into the Agreement by this reference:	This Amendment Summary & Signature Page and: - Attachment A-1

THIS AMENDMENT amends, and is made part of, the above-referenced Agreement and is effective as of the date of this email. Capitalized terms not defined in this Amendment will have the meaning provided in the Agreement. Except as modified by this Amendment, all other terms and conditions of the Agreement remain in full force and effect. In the event of a conflict between the Agreement and this Amendment, the terms of this Amendment will prevail.

As provided in the Agreement, Your countersignature is not required.

ATTACHMENT A-1

TERM

This Amendment approves Your request for a no-cost extension to the Agreement. The term of the

Agreement is extended to the new End Date specified on the Amendment Summary & Signature Page.

UPDATED REPORTING PAYMENT SCHEDULE

This Amendment notifies You that the reporting and payment schedule for Your grant has changed.

Your updated Reporting & Payment Schedule is deleted and replaced with the following:

REPORTING & PAYMENT SCHEDULE
Investment Period	Target, Milestone, or Reporting Deliverable	Due By	Payment Date	Payment Amount (U.S.$)
	Paid		[**]	[**]
Start Date to End Date	Quarterly Financial & Progress Updates	Quarterly
	Global Access Strategy satisfactory to the Foundation	[**]	[**]	[**]
Updated Financial Statements
Product Development Summary and Status - Candidate Target Product Profile, Revised Budget, including Sub-award Budget
[**]

[**]	[**]	[**]
	[**]	[**]	[**]	[**]
[**]	[**]	[**]

	[**]	[**]
Start Date to End Date	Final Report	[**]
Amended Total Grant Amount			$9,330,878.00